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                                                                      EXHIBIT 21

                            SCHEDULE OF SUBSIDIARIES

                               AS OF MARCH 9, 2004

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
                                                             JURISDICTION OF
                                                             INCORPORATION OR          NAMES UNDER WHICH THE ENTITY
                    ENTITY NAME                                ORGANIZATION                    DOES BUSINESS
-------------------------------------------------------------------------------------------------------------------
Archivage Actif Groupe Iron Mountain SAS                    France
Archive Services Limited                                    United Kingdom
Archivex Box Company Limited                                Alberta
Archivex Limited                                            Nova Scotia
Arcus Data Security Limited                                 United Kingdom
Britannia Data Management Limited                           United Kingdom
COMAC, Inc.                                                 Delaware
Custodia De Documentos LTDA                                 Chile
Datavault Holdings Limited                                  United Kingdom
Datavault Limited                                           Scotland
Datavault Northwest Limited                                 United Kingdom
Datavault Southwest Limited                                 United Kingdom
Document and Information Management Services, Ltd.          United Kingdom
DSI Technology Escrow Services, Inc.                        Delaware
FIME S.A.                                                   France
H. Investments Ltd.                                         Cayman Islands
Honanross Ltd.                                              Ireland
IMSA Peru SRL                                               Peru
Iron Mountain Argentina                                     Argentina
Iron Mountain Assurance Corporation                         Vermont
Iron Mountain Belgium NV                                    Belgium
Iron Mountain Box Company                                   Nova Scotia
Iron Mountain Canada Corporation                            Nova Scotia
Iron Mountain Cayman Ltd.                                   Cayman Islands
Iron Mountain Chile S.A.                                    Chile
Iron Mountain Deutschland GmbH                              Germany
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
                                                             JURISDICTION OF
                                                             INCORPORATION OR          NAMES UNDER WHICH THE ENTITY
                    ENTITY NAME                                ORGANIZATION                    DOES BUSINESS
-------------------------------------------------------------------------------------------------------------------
Iron Mountain do Brazil S.A.                                Brazil
Iron Mountain Espana, S.A.                                  Spain
Iron Mountain Europe Limited                                United Kingdom             Iron Mountain
Iron Mountain (France), S.A.                                France
Iron Mountain Global, Inc.                                  Delaware
Iron Mountain Global, LLC                                   Delaware
Iron Mountain Group (Europe) Limited                        United Kingdom
Iron Mountain Holdings (Europe) Limited                     United Kingdom
Iron Mountain Holdings (France), SNC                        France
Iron Mountain Iberica, SL                                   Spain
Iron Mountain Information Management, Inc.                  Delaware                   Iron Mountain Off-Site Data Protection
                                                                                       Iron Mountain Records Management
                                                                                       Iron Mountain National Underground
                                                                                       Iron Mountain Digital Archives
                                                                                       Iron Mountain Secure Shredding
Iron Mountain Ireland                                       Ireland
Iron Mountain Ireland (Holdings)                            Ireland
Iron Mountain Mexico, S.A. de R.L. de C.V.                  Mexico
Iron Mountain Nederland Holdings BV                         Netherlands
Iron Mountain (Nederland) B.V.                              Netherlands
Iron Mountain Norge AS                                      Norway
Iron Mountain Norsk Grodata Senter                          Nowary
Iron Mountain Norge AS                                      Norway
Iron Mountain Peru S.A.                                     Peru
Iron Mountain Records Management (Puerto Rico), Inc.        Puerto Rico                Iron Mountain Records Mnagement
Iron Mountain Scotland (Holdings) Limited                   United Kingdom
Iron Mountain Scotland Limited                              United Kingdom
Iron Mountain South America Ltd.                            Cayman Islands
Iron Mountain Tape Technology Norge AS                      Norway
Iron Mountain (UK) Limited                                  United Kingdom             Iron Mountain
JAD 93 Limited                                              United Kingdom
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
                                                             JURISDICTION OF
                                                             INCORPORATION OR          NAMES UNDER WHICH THE ENTITY
                    ENTITY NAME                                ORGANIZATION                    DOES BUSINESS
-------------------------------------------------------------------------------------------------------------------
Jones & Crossland Limited                                   United Kingdom
Kestrel Data Services Limited                               United Kingdom
Kestrel Data UK Limited                                     United Kingdom
Kestrel Reprographics Limited                               United Kingdom
Memogarde, S.A.                                             France
Miller Data Management Limited                              United Kingdom
Mountain Real Estate Assets, Inc.                           Delaware
Mountain Reserve II, Inc.                                   Delaware
Mountain West Palm Real Estate, Inc.                        Delaware Peru
Movers & Files, S.A.                                        Peru
Pierce Leahy Europe, Limited                                United Kingdom
Record Data Limited                                         Ireland
Silver Sky                                                  Jersey Channel Islands
Sistemas de Archivo Corporativo, S.A. de R.L. de C.V.       Mexico
Sistemas de Archivo de Mexico, S.A. de R.L. de C.V.         Mexico
Sistemas de Archivo, S.A. de R.L. de C.V.                   Mexico
Societe Civile Imobiliere du Chemin Cornillon               France
The Document Storage Company Limited                        United Kingdom
397499 British Columbia Ltd.                                British Columbia
TM 1177 Ltd.                                                United Kingdom
Treeline Services Corporation                               Delaware
Upper Providence Venture I, L.P.                            Pennsylvania
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